UHY VOCATION HK CPA LIMITED

Chartered Accountants
Certified Public Accountants

Managing Directors :

DAVID T. K. NG 吳梓堅會計師 BTH, MA, MCOM, CA(AUST.), ACA, FCCA, FAIA, FCPA, FCIS, FHKIoD, MSCA, CIA, FTIHK, HKRFP, JP(NSW)

S. T. YUEN 原樹堂會計師 MBA, ACA, FCCA, ACIS, CPA, FHKIoD, FTIHK, MIIA, HKRFP

Pang Hon Chung 彭漢中會計師 MBA, DipMS, FCCA, CGA, ACA, CPA(Practising)

3/F., Malaysia Building,
50 Gloucester Road, Wanchai,
HONG KONG.
Tel : (852) 2332 0661(18 lines)
Fax : (852) 2332 0304, 2388 2086
Website : www.uhy-hk.com
E-mail : cpa@uhy-hk.com

香港灣仔告士打道五十號
馬來西亞大廈三字樓
電話：二三三二零六六一
傳真：二三三二零三零四
傳真：二三八八二零八六

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE OWNERS AND BOARD OF DIRECTORS OF
VICTOR SCORE LIMITED

We have audited the accompanying consolidated balance sheets of Victor Score Limited and its subsidiaries (Collectively referred to as the "Company") as of September 30, 2010, December 31, 2009 and 2008, and the related consolidated statements of operations and other comprehensive income, changes in owners' equity and cash flows for the nine months ended September 30, 2010 and for the years ended December 31, 2009 and 2008. These consolidated financial statements are the responsibility of the management of the Company. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor are we engaged to perform, and audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Victor Score Limited as of September 30, 2010, December 31, 2009 and 2008, and the consolidated results of its operations and its cash flows for the nine months ended September 30, 2010 and for the years ended December 31, 2009 and 2008 in conformity with accounting principles generally accepted in the United States of America.

UHY VOCATION HK CPA LIMITED
Certified Public Accountants

Hong Kong, The People's Republic of China
- 8 MAR 2011

An independent member firm of UHY International

VICTOR SCORE LIMITED

CONSOLIDATED BALANCE SHEETS
(IN US DOLLARS)

	September 30, 2010	December 31, 2009	December 31, 2008
		(A)	(A)
Assets

Current assets
Cash	$4,556,750	$772,977	$199,939
Accounts receivable	10,484,459	6,261,664	3,887,060
Inventories	4,744,597	3,188,132	5,657,870
Due from owners	2,077	2,357,968	4,210,822
Prepaid expenses and other current assets	5,516,426	3,506,321	1,058,039
Due from a related company	1,840,216	2,649,914	2,848,033
Tax receivable	-	39,780	6,099

Total current assets	27,144,525	18,776,756	17,867,862

Property, plant and equipment, net	1,463,543	1,162,827	882,189
Construction in progress	1,349,842	151,060	151,135
Land use right, net	285,522	284,395	290,590
Intangible asset	3,508,706	-	-

Total assets	$33,752,138	$20,375,038	$19,191,776

Liabilities and owners' equity

Current liabilities
Bank loans	$6,920,645	$6,812,040	$8,992,957
Accounts payable	5,314,771	938,088	2,678,327
Accrued liabilities and other payables	291,801	979,187	384,072
Income tax payable	904,684	365,141	534,888
Due to related companies	267,543	87,900	203,054
Due to owners	9,835	165,093	14,657

Total liabilities	13,709,279	9,347,449	12,807,955

Owners' equity
Share capital	50,000	50,000	50,000
Additional paid-in capital	3,034,380	2,262,820	2,262,820
Retained earnings	16,231,378	8,305,011	3,656,906
Accumulated other comprehensive income	727,101	409,758	414,095

Total owners' equity	20,042,859	11,027,589	6,383,821

Total liabilities and owners' equity	$33,752,138	$20,375,038	$19,191,776

(A)	Represents the combined operations of Dalian Tofa New Material Development Co., Limited and Dalian Tongda Equipment Technology Development Co., Limited prior to restructure in 2010. (See note 1)

See notes to consolidated financial statements.

VICTOR SCORE LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME
(IN US DOLLARS)

	For the	For the
	Nine months Ended	Years Ended December 31,
	September 30, 2010	2009	2008
		(A)	(A)

Revenue
- Product sales
Sales to third parties	$23,458,890	$19,512,465	$23,580,587
Sales to related companies	1,519,025	3,780,978	4,646,203
- Leasing sales	2,219,296	732,687	-

	27,197,211	24,026,130	28,226,790

Costs of sales
Sales to third parties	(15,214,648)	(14,274,834)	(19,080,895)
Sales to related companies	(984,950)	(2,760,030)	(3,700,044)

	(16,199,598)	(17,034,864)	(22,780,939)

Gross profit	10,997,613	6,991,266	5,445,851

Selling and distribution expenses	(970,665)	(504,007)	(1,024,120)

Administrative and other expenses	(1,300,211)	(772,456)	(1,403,591)

Operating income	8,726,737	5,714,803	3,018,140

Other income	747,948	124,843	254,807

Interest expense	(359,671)	(497,721)	(698,497)

Income before income taxes	9,115,014	5,341,925	2,574,450

Income tax expenses	(1,188,647)	(693,820)	(517,979)

Net income	7,926,367	4,648,105	2,056,471

Other comprehensive income:
- Foreign currency translation adjustments	317,343	(4,337)	330,008

Total comprehensive income	$8,243,710	$4,643,768	$2,386,479

(A)	Represents the combined operations of Dalian TOFA New Material Development Co., Limited and Dalian Tongda Equipment Technology Development Co., Limited prior to restructure in 2010. (See note 1)

See notes to consolidated financial statements.

VICTOR SCORE LIMITED

CONSOLIDATED STATEMENT OF CHANGES IN OWNERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008,
AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010
(IN US DOLLARS)

		Additional		Accumulated
	Registered	paid-in	Retained	other comprehensive
	capital	capital	earnings	income	Total

Balance as of January 1, 2008	$50,000	$2,006,316	$1,600,435	$84,087	$3,740,838

Cash contribution of capital	-	256,504	-	-	256,504
Net income	-	-	2,056,471	-	2,056,471
Foreign currency translation gain	-	-	-	330,008	330,008

Balance as of December 31, 2008	$50,000	$2,262,820	$3,656,906	$414,095	$6,383,821

Net income	-	-	4,648,105	-	4,648,105
Foreign currency translation loss	-	-	-	(4,337)	(4,337)

Balance as of December 31, 2009	$50,000	$2,262,820	$8,305,011	$409,758	$11,027,589

Cash contribution of capital	-	771,560	-	-	771,560
Net income	-	-	7,926,367	-	7,926,367
Foreign currency translation gain	-	-	-	317,343	317,343

Balance as of September 30, 2010	$50,000	$3,034,380	$16,231,378	$727,101	$20,042,859

See notes to consolidated financial statements.

VICTOR SCORE LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN US DOLLARS)

	For the	For the
	Nine months Ended	Years Ended December 31,
	September 30, 2010	2009	2008
		(A)	(A)
Cash flows from operating activities:

Net income	$7,926,367	$4,648,105	$2,056,471

Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation	145,389	190,968	252,771
Amortization of land use right	4,582	6,051	5,330
Amortization of intangible assets	225,628	-	-
Loss on disposal of property, plant and equipment	-	1,716	-

Changes in assets and liabilities:
Accounts receivable	(4,054,622)	(2,377,132)	1,989,625
Inventories	(1,476,846)	2,467,535	(2,051,973)
Prepaid expenses	(1,919,520)	(2,368,823)	829,374
Tax receivable	40,175	(33,694)	(5,894)
Accounts payable	4,313,599	(1,739,339)	(1,632,864)
Accrued liabilities and the payables	(700,046)	595,456	(461,917)
Income tax payable	526,768	(169,523)	425,156

Net cash provided by operating activities	5,031,474	1,221,320	1,406,079

Cash flows from investing activities:
Purchase of property, plant and equipment	(419,768)	(473,831)	(63,048)
Purchase of intangible assets	(3,698,827)	-	-
Cash paid for construction in progress	(1,183,625)	-	-

Net cash used in investing activities	(5,302,220)	(473,831)	(63,048)

Cash flows from financing activities:
Due from/(to) related companies	1,030,653	1,073	(2,496,266)
Due from/(to) owners	2,222,293	2,001,698	(323,269)
Proceeds from bank loans	6,962,060	12,923,361	16,453,762
Repayment of bank loans	(6,991,018)	(15,100,341)	(15,365,797)
Capital contribution	776,754	-	274,182

Net cash provided by/(used in) financing activities	4,000,742	(174,209)	(1,457,388)

Net increase/(decrease) in cash	3,729,996	573,280	(114,357)

Effect of foreign exchange rate changes	53,777	(242)	8,324

Cash, beginning of year	772,977	199,939	305,972
Cash, end of period/year	$4,556,750	$772,977	$199,939

Supplemental disclosures of cash flow information:

Cash paid during the period/year for:

Interest paid	$359,671	$497,721	$698,497

Income tax paid	$649,104	$863,567	$71,961

(A)	Represents the combined operations of Dalian Tofa New Material Development Co., Limited and Dalian Tongda Equipment Technology Development Co., Limited prior to restructure in 2010. (See note 1)

See notes to consolidated financial statements.

VICTOR SCORE LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

1.	Organization and principal activities

Victor Score Limited (“Victor Score”) was incorporated in British Virgin Islands on May 13, 2010 and is controlled by Mr. ZHENG, Chuan-Tao and Mr. WANG, Yu Kai.

The Company holds the 100% equity interests in Apex Wealth Holdings Limited (“AWHL”), a limited liability company incorporated in Hong Kong, China on February 12, 2010 and holds the 100% equity interests in Dalian Xinding New Material Technology Consultancy Inc. (“XNMT”), a Wholly Foreign Owned Enterprise approved in the People’s Republic of China on August 18, 2010 with the registered capital of RMB5,000,000 (US$732,504).

Pursuant to a group reorganization completed on October 12, 2010, Dalian Tofa New Material Development Co., Limited (“TOFA”) and Dalian Tongda Equipment Technology Development Co., Limited (“TETD” and, collectively with Victor Score, AWHL, XNMT and TOFA, the “Company”) signed a series of contractual agreements with XNMT, a wholly owned subsidiary of the Company.

Under the contractual agreements, XNMT is the primary beneficiary of the Variable Interest Entities (“VIE”) of TOFA and TETD as defined under FASB ASC 810-10.

•	TOFA, a company incorporated under the laws of PRC on November 12, 1997.

•	TETD, a company incorporated under the laws of PRC on January 28, 2008.

The Company structure is detailed as follows:-

VICTOR SCORE LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

1.	Organization and principal activities (……/Cont’d)

The Company will conduct substantially all of its business in the PRC through TOFA and TETD as a result of the restructure in 2010. TOFA and TETD will be controlled by the Company. The Company is owned by Mr. ZHENG Chuan-Tao and Mr. WANG Yu Kai, and as a result of contractual arrangements the assets, liabilities, revenue, expenditure, operating results and cash flows of TOFA and TETD are included in the consolidated financial statements of the Company. Mr. ZHENG Chuan-Tao and Mr. WANG Yu Kai are also the legal representatives, chief executive officers and general managers of TOFA and TETD.

The contractual arrangements between the Company, TOFA and TETD have an initial term of 10 years. The parties may mutually seek to extend these agreements upon the expiration of the current term. The Company is not aware of any legal impediments that may affect the renewal of these agreements under current PRC laws. In order for the Company to continue to derive the economic benefits from its interest in the operation of TOFA and TETD, it must renew these contractual agreements.

As of September 30, 2010, the details of the registered and paid-up capital for the TOFA and TETD and the lists of owners are as follows:-

	TOFA		TETD
Name of owners	Shares held	% holding	Shares held	% holding

Mr. FEI Li Zhi	-	-	546,000	8%
Mr. JIN Wei	-	-	539,000	8%
Mr. LI Zong Li	2,355,000	16%	-	-
Mr. LIU Pi Jia	1,290,000	9%	-	-
Mr. WANG Di	-	-	2,345,000	34%
Mr. WANG Yukai	-	-	3,570,000	51%
Mr. ZHENG Chuantao	11,355,000	76%	-	-

Total	15,000,000	100%	7,000,000	100%

The principal activities of TOFA and TETD are as follows:

TOFA is principally engaged in the manufacturing and trading of copper coated aluminium wire and its related products.

TETD is principally engaged in the manufacturing of wiring equipment and leasing copper coated aluminium wire technology.

Both companies are situated at Dalian, Liaoning Province, PRC.

2.	Summary of significant accounting policies

(a)	Basis of Presentation

These consolidated financial statements, prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”). All significant inter-company transactions and balances within the Company are eliminated upon consolidation.

VICTOR SCORE LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

The functional currency of the Company is the Renminbi ("RMB"). Assets and liabilities are translated at the rate of exchange in effect on the balance sheet date whereas income and expenses are translated at the average rate of exchange prevailing during the reporting period. The related rate exchange adjustments are reflected in "Accumulated other comprehensive income" in the owners' equity section of the balance sheets.

As disclosed in Note 1 above, the Company was established on May 13, 2010. Existing shareholders of TOFA and TETD received an equivalent number of shares of the Company on October 12, 2010. Through contractual arrangements between the XNMT, TOFA and TETD, the economic interests in TOFA and TETD were transferred to the Company’s wholly owned subsidiary, XNMT.

VICTOR SCORE LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

2.	Summary of significant accounting policies (……/Cont’d)

(a)	Basis of Presentation (……/Cont’d)

Since XNMT, TOFA and TETD are under common control, the financial statements of the Company have been presented on a combined basis from the earlier period presented. Accordingly, financial information related to periods prior to the reorganization completed on October 12, 2010 and accordingly the financial statements presented for all prior periods are those of TOFA and TETD.

(b)	Consolidation of Variable Interest Entities

VIEs are entities that lack one or more voting interest entity characteristics. The Company consolidates VIEs in which it is the primary beneficiary of its economic gains or losses. The FASB has issued ASC 810-10, Consolidation of Variable Interest Entities. ASC 810-10 clarifies the application of Accounting Research Bulletin No. 51, Consolidated Financial Statements, to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. It separates entities into two groups: (1) those for which voting interests are used to determine consolidation and (2) those for which variable interests are used to determine consolidation (the subject of FASB ASC 810-10). FASB ASC 810-10 clarifies how to identify a variable interest entity and how to determine when a business enterprise should include the assets, liabilities, noncontrolling (“minority”) interests and results of activities of a variable interest entity in its consolidated financial statements.

In accordance with FASB ASC 810-10, the Company has evaluated its economic relationships with TOFA and TETD and has determined that it is required to consolidate these two entities pursuant to the rules of FASB 810-10. Therefore TOFA and TETD are considered to be a VIE, as defined by FASB ASC 810-10, of which the Company is the primary beneficiary.  The Company, as mentioned above, absorbs a majority of the economic risks and rewards of all of these.

(c)	Subsequent events

The Company discloses as subsequent events that all events that occur after the balance sheet through March 8, 2011.

(d)	Revenue recognition

The Company generate revenue primarily from manufacturing and trading of copper coated aluminium wire, equipment and its related products and leasing of copper coated aluminium wire technology.

Leasing sales represents the revenue from leasing of several exclusive production technologies, which are internally developed by TETD, to an independent third party. The production technology related to the technical know-how in the production process and has not been registered as patent according to the relevant laws and regulations in the People’s Republic of China.

VICTOR SCORE LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

2.	Summary of significant accounting policies (……/Cont’d)

(d)	Revenue recognition (……/Cont’d)

Revenue represents the invoiced value of goods sold recognized upon the shipment of goods to customers and the rental income of certain production technology to an independent party. Revenue is recognized when all of the following criteria are met:

i)	Persuasive evidence of an arrangement exists,

ii)	Delivery has occurred and the customer takes ownership and assumes risk of loss or services have been rendered,

iii)	The seller’s price to the buyer is fixed or determinable, and

iv)	Collectability is reasonably assured.

(e)	Cash

Cash consist of cash on hand and in banks. The Company considers all highly investments with original maturities of three months or less to be cash. Substantially all of the cash deposits of the Company are held with financial institutions located in the PRC. Management believes these financial institutions are of high credit quality.

(f)	Accounts receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest. The Company generally extends unsecured credit up to three months to its customers in the ordinary course of business. The Company mitigates the associated risks by performing credit checks and actively pursuing past due accounts. An allowance for doubtful accounts is established and determined based on managements' assessment of known requirements, aging of receivables, payment history, the customer's current credit worthiness, and the economic environment. When a specific accounts receivable balance is deemed uncollectible, a write off against the allowance is recorded. Recoveries of balances previously written off are reflected as income in the statement of operations and comprehensive income.

(g)	Inventories

Inventories consisting of raw material, work-in-progress and finished goods of copper coated aluminium wire and related products which are stated at the lower of cost or net realizable value. Finished goods comprised of direct materials, direct labour and a portion of overheads. Inventory costs are calculated using a weighted average method of accounting.

Allowances are recorded for obsolete, slow-moving and damaged inventory and are deducted from the related inventory balances. No provision was made as of September 30, 2010, December 31, 2009 and 2008.

VICTOR SCORE LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

2.	Summary of significant accounting policies (……/Cont’d)

(h)	Property, plant and equipment

Property, plant and equipment are recorded at cost less accumulated depreciation and any impairment. Maintenance, repairs and minor renewals are expensed as incurred; major renewals and improvements that extend the lives or increase the capacity of plant assets are capitalized.

When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the reporting period of disposition.

Depreciation is calculated on a straight-line basis over the estimated useful life of the assets after taking into account their respective estimated residual value. The estimated useful life of the assets is as follows:

Years
Buildings	10 – 20
Plant equipment	5 – 10
Office equipment	3 – 5
Motor vehicles	3 – 4

(i)	Land use right

Land use rights represent the prepayments for the use of the parcels of land in the PRC where the Company’s production facilities are located, and are charged to expense over their respective lease periods of 50 years. According to the laws of the PRC, the government owns all of the land in the PRC. Company or individuals are authorized to use the land only through land use rights granted by the PRC government for a certain period (usually 50 years).

(j)	Intangible assets

Intangible assets acquired separately and with finite useful lives are carried at costs less accumulated amortization and net of any impairment losses. Amortization for intangible assets with finite useful lives is provided on a straight-line basis over their estimated useful lives. Alternatively, intangible assets with indefinite useful lives are carried at net of impairment losses.

Gains or losses arising from derecognition of the intangible asset is measured at the difference between the net disposal proceeds and the carrying amount of the assets and are recognized in the statement of comprehensive income when the asset is disposed.

VICTOR SCORE LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

2.	Summary of significant accounting policies (……/Cont’d)

(k)	Construction in progress

Construction in progress represents property, plant and equipment under construction and pending installation and is stated at cost less accumulated impairment losses, if any.

No provision for depreciation is made on construction in progress until such time as the relevant assets are completed and are available for intended use. When the assets are placed in service, the costs are transferred to property, plant and equipment and depreciated in accordance with the accounting policy of the Company.

(l)	Research and development costs

Research and development costs are charged to expense as incurred. Research and development costs mainly consist of remuneration for the research and development staff and material costs for research and development. The Company incurred $41,181 and $51,742 for the nine months ended September 30, 2010 and year ended December 31, 2009, respectively.  The Company did not incur any research and development costs for the year ended December 31, 2008.

(m)	Impairment of long-lived assets

The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

No impairment was recognized as of September 30, 2010, and as of December 31, 2009 and 2008.

(n)	Comprehensive income

The Company has adopted ASC 220, "Comprehensive Income". This statement establishes rules for the reporting of comprehensive income and its components. Comprehensive income consists of net income and foreign currency translation adjustments.

VICTOR SCORE LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

2.	Summary of significant accounting policies (……/Cont’d)

(o)	Income taxes

The Company accounts for income taxes under ASC 740 "Income Taxes". Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

During the third quarter of 2009, the Company adopted ASC 740-10 "Income Taxes", which prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken in the tax return. This interpretation also provides guidance on de-recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods and income tax disclosures. As of September 30, 2010, December 31, 2009 and 2008, there were no amounts that had been accrued with respect of uncertain tax positions.

A reconciliation of the differences between the statutory tax rate and the effective tax rate for Enterprises Income Tax (“EIT”) is as follows:

	September 30, 2010	December 31, 2009	December 31, 2008

EIT statutory rates
- TNMD	15%	15%	15%
- TETD	25%	25%	25%

EIT effective rates
- TNMD	15%	15%	20%
- TETD	10%	0%	0%

The tax effects of temporary differences of the Company as of September 30, 2010, December 31, 2009 and 2008 are immaterial.

(p)	Value added tax

The Company’s VIEs TOFA and TETD are registered as the "General Taxpayer" with the relevant PRC tax authorities which means that they are subject to VAT at 17% on sales of goods.

VICTOR SCORE LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

2.	Summary of significant accounting policies (……/Cont’d)

(q)	Fair value measurements

In April 2009, the FASB issued ASC 820-10-65-4 (formerly FSP No. 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset and Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly”). This standard emphasizes that even if there has been a significant decrease in the volume and level of activity, the objective of a fair value measurement remains the same. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants. This standard provides a number of factors to consider when evaluating whether there has been a significant decrease in the volume and level of activity for an asset or liability in relation to normal market activity. In addition, when transactions or quoted prices are not considered orderly, adjustments to those prices based on the weight of available information may be needed to determine the appropriate fair value. This standard is effective for interim and annual reporting periods ending after September 15, 2009, and shall be applied prospectively. Early adoption is permitted for periods ending after March 15, 2009. The adoption of this standard did not have a material effect on the consolidated financial statements.

In August 2009, the FASB issued Accounting Standards Update “ASU” 2009-5 “Measuring Liabilities at Fair Value”. This ASU provides amendments to ASC 820-10 “Fair Value Measurements and Disclosures” to address concerns regarding the determination of the fair value of liabilities. Because liabilities are often not “traded”, due to restrictions placed on their transferability, there is typically a very limited amount of trades (if any) from which to draw market participant data. As such, many entities have had to determine the fair value of a liability through the use of a hypothetical transaction. This ASU clarifies the valuation techniques that must be used when the liability subject to the fair value determination is not traded as an asset in an active market. The management does not expect the adoption of this ASU to have a material effect on the consolidated financial statements.

In January 2010, the FASB issued Accounting Standards Update “ASU 2010-06” “Fair Value Measurements and Disclosures”. The new guidance clarifies two existing disclosure requirements and requires two disclosures as follows: (1) a “gross" presentation of activities (purchases, sales, and settlements) within the Level 3 roll forward reconciliation, which will replace the “net” presentation format; and (2) detailed disclosures about the transfers in and out of Level 1 and 2 measurements. This guidance is effective for the first interim or annual reporting period beginning after December 15, 2009, except for the gross presentation of Level 3 roll forward information, which is required for annual reporting periods beginning after December 15, 2010, and for interim reporting periods thereafter. The Company adopted the amended fair value disclosures guidance on January 1, 2010, except for the gross presentation of the Level 3 roll forward information, which the Company is not required to adopt until January 1, 2011.

VICTOR SCORE LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

2.	Summary of significant accounting policies (……/Cont’d)

(r)	Employee benefits

1.
Salaries, wages, annual bonuses, paid annual leave and staff welfare are accrued in the year in which the associated services are rendered by employees of the Company. Where payment or settlement is deferred and the effect would be material, these amounts are stated at their present values.

2.
Contributions to appropriate local defined contribution retirement schemes pursuant to the relevant labor rules and regulations in the PRC are recognized as an expense in the statement of operations as incurred.

(s)	Retirement benefits

Contributions to defined contribution plans are charged to cost of sales and general and administrative expenses in the statements of operation as and when the related employee service is provided.

(t)	Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

(u)	Foreign currency transaction

The Company maintains its books and accounting records in PRC currency "Renminbi" ("RMB"), which is determined as the functional currency. Transactions denominated in currencies other than RMB are translated into RMB at the exchange rates quoted by the People’s Bank of China (“PBOC”) prevailing at the date of the transactions. Monetary assets and liabilities denominated in currencies other than RMB are translated into RMB using the applicable exchange rates quoted by the PBOC at the balance sheet dates. Gain and losses resulting from foreign currency transactions are included in operations.

The financial statements of the Company are translated into the reporting currency, the United States Dollar (“USD”). Assets and liabilities of the Company are translated at the prevailing exchange rate at each reporting period end. Contributed capital accounts are translated using the historical rate of exchange when capital is injected. Income and expense accounts are translated at the average rate of exchange during the reporting period. Translation adjustments resulting from translation of these financial statements are reflected as other comprehensive income in the statements of operations and accumulated other comprehensive income in the statements of changes in shareholders' equity. The translation rates are as follows:

VICTOR SCORE LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

2.	Summary of significant accounting policies (……/Cont’d)

(u)	Foreign currency transaction (……/Cont’d)

	September 30,	December 31,
	2010	2009	2008

Year end RMB : USD exchange rate	6.6905	6.8259	6.8225
Average RMB : USD exchange rate	6.7589	6.8242	7.0586
Year end HKD : USD exchange rate	7.7599	7.7536	7.7499
Average HKD : USD exchange rate	7.7577	7.7520	7.7803

(v)	Borrowing costs

All borrowing costs are recognised in statements of operations and other comprehensive income in the periods in which they are incurred.

(w)	Contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of the businesses that relate to a wide range of matters, including among others, product liability. The Company records accruals for such contingency based upon the assessment of the probability of occurrence and, where determinable, an estimate of the liability. Management may consider many factors in making these assessments including past history, scientific evidence and the specifics of each matter. As management has not become aware of any product liability claim, no contingent liability has been recorded for the nine months period ended September 30, 2010, on the years ended December 31, 2009 and 2008.

(x)	Concentrations of credit risk

The Company sells its products primarily to domestic and overseas customers. Credit is extended based on an evaluation of the customer's financial condition. At September 30, 2010, December 31, 2009 and 2008, the Company had no significant concentration of credit risk as sales deposits were received in advance from certain customers prior to the delivery of products to customers of the Company.

The Company maintains its cash with high-quality institutions. Deposits held with banks in PRC may not be insured or exceed the amount of insurance provided on such deposits.

(y)	Economic and political risk

The major operations of the Company are conducted in the PRC. Accordingly, the political, economic, and legal environments in the PRC, as well as the general state of the PRC's economy may influence the business, financial condition, and results of operations of the Company.

VICTOR SCORE LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

2.	Summary of significant accounting policies (……/Cont’d)

(y)	Economic and political risk (……/Cont’d)

The major operations of the Company in the PRC are subject to special considerations and significant risks not typically associated with Company in North America and Western Europe. These include risks associated with, among others, the political, economic, and legal environment.

The results of the Company may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, and rates and methods of taxation, among other things.

(z)	Recently issued accounting standards

We describe below recent pronouncements that have had or may have a significant effect on our financial statements. We do not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to our financial condition, results of operations, or disclosures.

In May 2009, the FASB issued guidance within Topic 855-10 (formerly SFAS 165, “Subsequent Events”) relating to subsequent events. This guidance establishes principles and requirements for subsequent events. This guidance defines the period after the balance sheet date during which events or transactions that may occur would be required to be disclosed in the Company’s financial statements. Public entities are required to evaluate subsequent events through the date that financial statements are issued. This guidance also provides guidelines in evaluating whether or nor events or transactions occurring after the balance sheet date should be recognized in the financial statements. This guidance requires disclosure of the date through which subsequent events have been evaluated. This Statement is effective for interim and annual periods ending after June 15, 2009. The Company has adopted this standard as of December 31, 2009. The adoption of this standard does not have a material impact on the Company’s financial statements.

In July 2009, the Company adopted changes issued buy the FASB to the authoritative hierarchy of GAAP. These changes establish the FASB Accounting Standards Codification (“Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by the nongovernmental entities in the preparation of financial statements in conformity with GAAP. The FASB will no longer issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts; instead the FASB will issue Accounting Standards Updates (“ASUs”). ASUs will not be authoritative in their own right as they will only serve to update the Codification. Theses changes and the Codification itself do not change GAAP. Other that the manner in which new accounting guidance is referenced, the adoption of theses changes had no impact on the Company’s consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

VICTOR SCORE LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

3.	Accounts receivable

Accounts receivable consist of the following:

	September 30,	December 31,
	2010	2009	2008

Accounts receivable, trade	$10,484,459	$6,261,664	$3,887,060
Less: allowance for doubtful debts	-	-	-

	$10,484,459	$6,261,664	$3,887,060

4.	Inventories

Inventories are stated at the lower of cost (determined using the weighted average cost) or market value and are composed of the following:

	September 30,	December 31,
	2010	2009	2008

Raw materials	$1,706,727	$662,519	$4,490,397
Work-in-progress	984,679	1,153,993	220,548
Finished goods	2,053,192	1,371,620	946,925

	$4,744,597	$3,188,132	$5,657,870

5.	Due from owners

		September 30,	December 31,
Name	Nature	2010	2009	2008

Mr. LI Zong Li	Cash advances	$582	$-	$-
Mr. LIU Pi Jia	Cash advances	1,495	413,718	367,021
Mr. SONG Yu-chun	Cash advances	-	1,051,130	1,036,996
Mr. WANG Yukai	Cash advances	-	-	733
Mr. ZHENG Chuantao	Cash advances	-	893,120	2,806,072

		$2,077	$2,357,968	$4,210,822

The amounts due from owners are interest free and unsecured. In the opinion of the directors, the amounts are receivable within the twelve months of the balance sheet date and repayable on demand.

VICTOR SCORE LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

6.	Prepaid expenses

Prepaid expenses consist of the following:

	September 30,	December 31,
Nature	2010	2009	2008

Trade deposits	$3,960,840	$1,391,758	$-
Prepaid staff welfare	189,971	832,974	718,279
Other short term advances to third parties	1,360,137	1,186,657	283,342
Sundry and utility deposits	5,478	94,932	56,418

	$5,516,426	$3,506,321	$1,058,039

The other short term advances to third parties are interest free and unsecured. In the opinion of the directors, the amounts are receivable within the twelve months of the balance sheet date and repayable on demand.

7.	Due from a related company

		September 30,	December 31,
Name	Nature	2010	2009	2008

Shenzhen Tofa Complex Metal Material Co., Ltd.	Sales of goods	$1,840,216	$2,649,914	$2,767,417

The above company was controlled by ZHENG Chuan-Tao, the director of TOFA.

The amount due is interest free and unsecured. In the opinion of the directors, the amount is receivable within the twelve months of the balance sheet date and repayable on demand.

8.	Property, plant and equipment, net

Property, plant and equipment, net, consists of the following at:

	September 30,	December 31,
	2010	2009	2008

Land and buildings	$906,418	$888,439	$888,881
Plant equipment	2,203,445	1,803,296	1,340,590
Office equipment	159,695	138,294	131,536
Motor vehicles	249,200	203,284	203,386

	$3,518,759	$3,033,313	$2,564,393

Less: Accumulated depreciation	2,055,216	1,870,486	1,682,204

Net	$1,463,543	$1,162,827	$882,189

VICTOR SCORE LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

8.	Property, plant and equipment, net (……/Cont’d)

Depreciation expense for the nine months period ended September 30, 2010, and for the years ended December 31, 2009 and 2008 were amounted to $145,389, $190,968 and $252,771, respectively.

A summary of construction in progress is as follows:

	September 30,	December 31,
	2010	2009	2008

Balance beginning	$152,049	$151,060	$151,135
Additions	1,197,793	-	-

Balance ending	$1,349,842	$151,060	$151,135

The additional capital commitment for construction in progress contracted for but not provided in the consolidated financial statement as at September 30, 2010 was $1,644,122.

		Estimated cost to
	Balance at	complete as of	Estimated time to
	September 30, 2010	September 30, 2010	complete

Plant and production facilities	$1,349,842	$1,644,122	4th quarter of 2011

9.	Land use right

Land use right represents prepaid lease payments to the local government in the PRC for the use of land where the Company’s production facilities are located. Land use rights have a 50-year life from January 1, 2007 to December 31, 2056.

As at September 30, 2010, the expected amortization expense of the prepaid land use rights for each of the next five years and thereafter is as follows:

Period ending September 30,

2011	$6,172
2012	6,172
2013	6,172
2014	6,172
2015	6,172
Thereafter	254,662

$285,522

VICTOR SCORE LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

10.	Intangible asset

Intangible asset represents the following:

	September 30,	December 31,
	2010	2009	2008
Production technology
Cost	3,736,642	-	-
Less: Accumulated amorization	(227,935)	-	-

Net carrying value	$3,508,706	$-	$-

During the nine months ended September 30, 2010, TOFA and TETD acquired intangible assets consisting of several exclusive production technologies from several independent third parties for cash consideration of totalling $3,736,642 (RMB25,000,000).

Intangible asset is stated at cost less accumulated amortization. Amortization is calculated using the straight-line method to write-off the cost of the intangible asset over its estimated economic life of ten years.

The Company has reviewed the recoverable amount of the production technology based on value-in-use calculations by its future cash flows and determined that no impairment was required as of September 30, 2010.

11.	Bank loans

Bank loans consist of the following:

	September 30,	December 31,
	2010	2009	2008

Short-term bank loans	$6,920,645	$6,812,040	$8,992,957

The bank loans, are secured by the land and buildings, other plant and equipment and directors’ personal guarantee. The loans bear interest ranging from 6.37% to 8.59% per annum. The proceeds of the loans were used to finance the acquisition of property, plant and equipment and working capital of the Company.

VICTOR SCORE LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

11.	Bank loans (……/Cont’d)

The details of the short term bank loans outstanding as of September 30, 2010 are as follows:

	Outstanding	Annualized	Nature of	Term of
Name of bank	loan amount	interest rate	loans	loans	Collateral

China Citic Bank	US$1,494,657 (RMB10,000,000)	6.37%	Term loan	From April 6, 2010 to April 5, 2011	Directors' personal guarantee

Shanghai Pudong Development Bank	US$1,951,752 (RMB13,058,200)	Benchmark interest of the People's Bank of China	Revolving loan	Applicable from September 1, 2009 to September 1, 2010	Land use right, other plant and equipment

Shenzhen Development Bank	US$2,241,985 (RMB15,000,000)	Benchmark interest of the People's Bank of China plus 10%	Revolving loan	Applicable from December 18, 2009 to December 18, 2010	Directors' personal guarantee

Shenzhen Development Bank	US$1,232,251 (RMB8,244,376)	Benchmark interest of the People's Bank of China plus 10%	Export loans	Applicable from December 18, 2009 to December 18, 2010	Directors' personal guarantee

The details of the short term bank loans outstanding as of December 31, 2009 are as follows:

	Outstanding	Annualized	Nature of	Term of
Name of bank	loan amount	interest rate	loans	loans	Collateral

China Citic Bank	US$2,197,512	6.37%	Term loan	From April 17, 2009	Directors' personal
	(RMB15,000,000)			to April 16, 2010	guarantee

Shanghai Pudong	US$2,014,680	Benchmark interest of	Revolving	Applicable from September 1,	Land use right,
Development Bank	(RMB13,752,000)	the People's Bank of China	loan	2009 to September 1, 2010	other plant and
equipment

Shenzhen Development	US$2,197,512	Benchmark interest of	Revolving	Applicable from December 18,	Directors' personal
Bank	(RMB15,000,000)	the People's Bank of	loan	2009 to December 18, 2010	guarantee
China plus 10%

Shenzhen Development	US$402,336	Benchmark interest of	Export	Applicable from December 18,	Directors' personal
Bank	(RMB2,746,302)	the People's Bank of	loans	2009 to December 18, 2010	guarantee
China plus 10%

The details of the short term bank loans outstanding as of December 31, 2008 are as follows:

	Outstanding	Annualized	Nature of
Name of bank	loan amount	interest rate	loans	Term of loans	Collateral

China Citic Bank	US$2,931,477	6.37%	Term loan	From 17 April, 2008	Directors' personal
	(RMB20,000,000)			to April 16, 2009	guarantee

Shanghai Pudong	US$2,782,660	Benchmark interest of	Revolving	Applicable from September 1,	Land use right,
Development Bank	(RMB18,984,700)	the People's Bank of	loan	2008 to September 1, 2009	other plant and
		China plus 10%			equipment

Shenzhen Development	US$2,198,607	Benchmark interest of	Revolving	Applicable from August 13,	Directors' personal
Bank	(RMB15,000,000)	the People's Bank of	loan	2008 to August 13, 2009	guarantee
China plus 10%

Shenzhen Development	US$1,080,213	Benchmark interest of	Export	Applicable from August 18,	Directors' personal
Bank	(RMB7,369,749)	the People's Bank of	loans	2009 to August 18, 2009	guarantee
China plus 10%

Interest expenses for the nine months ended September 30, 2010, and for the years ended December 31, 2009 and 2008 amounted to $359,671, $497,721 and $698,497, respectively.

VICTOR SCORE LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

12.	Accrued liabilities and other payables

Accrued liabilities and other payables consist of the following:

	September 30,	December 31,
	2010	2009	2008

Trade deposit received	$44,840	$-	$-
Other payables	246,961	979,187	384,072

	$291,801	$979,187	$384,072

Other payables consist of amounts owed by the Company to various unrelated entities that are incurred in the normal course of business operations. These liabilities do not carry any interest rate and will be repaid within 12 months.

13.	Due to related companies

		September 30,	December 31,
Name	Nature	2010	2009	2008

Dalian Tofa Metal Material Co., Ltd.	Purchase of goods	$-	$-	$203,054
Shanghai Higher Metal Material
Co., Ltd.	Purchase of goods	267,543	87,900	-

		$267,543	$87,900	$203,054

Dalian Tofa Metal Material Co., Limited was controlled by ZHENG Chuan-Tao, a director of the TOFA, as at December 31, 2008. During the year ended December 31, 2009, he had resigned from the position of director from this company.

Shanghai Higher Metal Material Co., Limited was also controlled by ZHENG Chuan-Tao, commencing from the year ended December 31, 2009.

The amount dues are interest free and unsecured. In the opinion of the directors, the amounts are repayable within the twelve months of the balance sheet date and repayable on demand.

14.	Due to owners

		September 30,	December 31,
Name	Nature	2010	2009	2008

Mr. LI Zong Li	Cash advances	$-	$153,256	$14,657
Mr. WANG Yukai	Cash advances	9,835	11,837	-

		$9,835	$165,093	$14,657

The cash advances from owners are interest free, unsecured and are repayable on demand.

VICTOR SCORE LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

15.	Registered capital / Additional paid-in capital

The authorized and registered share capital of the Company consists of 50,000 ordinary shares of USD1 each.

The details of the registered capital of the TOFA and TETD as of September 30, 2010, December 31, 2009 and 2008 are as follows:

Dalian Tofa New Material Development Co., Limited
TOFA is a limited liability company established on November 12, 1997 with the registered and paid up capital of RMB15,000,000 which is equivalent to USD2,056,316.

There was no change in registered and issued capital during the nine months period ended September 30, 2010 and years ended December 31, 2009 and 2008.

Dalian Tongda Equipment Technology Development Co., Limited
TETD is a limited liability company established on January 28, 2008 with the registered and issued capital of RMB1,750,000 which is equivalent to USD256,504.

On May 27, 2010, the registered capital was increased by RMB5,250,000 and cash of RMB5,250,000 (equivalent to USD771,560) was contributed into TETD.

At of September 30, 2010, the registered and paid up capital of the Company was RMB7,000,000 which is equivalent to USD1,028,064.

The issued share capital of the Company is USD50,000.  Pursuant to the reorganization agreement, the amount of USD3,034,380 being the difference of the total registered capital of TOFA and TETD and the issued capital of the Company was included in the additional paid in capital.

The registered capital of TOFA and TETD are included in the additional paid-in capital of the Company for all periods presented.

16.	Other income

Other income consists of the following:

	For the	For the years ended
	Nine months Ended	December 31,
	September 30, 2010	2009	2008

Sales of raw materials	$732,905	$-	$-
Sundry income	15,043	124,843	254,807

	$747,948	$124,843	$254,807

VICTOR SCORE LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

17.	Income tax expense

The Company is incorporated in the British Virgin Islands, the laws of which do not require the Company to pay any income taxes or other taxes based on revenue, business activity or assets.  The Company has subsidiaries domiciled and operating in other countries and those entities file separate tax returns in the respective jurisdictions in which they are domiciled or operate.

The Company’s consolidated subsidiary Apex Wealth Holdings Limited is domiciled in Hong Kong, China would be subject to statutory profit tax in that jurisdiction of 16.5% if it incurred revenue and profits there.

The Company’s consolidated subsidiary Dalian Xinding New Material Technology Consultancy Inc. is domiciled in PRC would be subject to statutory profit tax in that jurisdiction of 25% if it incurred revenue and profits there.

The Company’s VIEs TOFA and TETD are domiciled in China and are subject to PRC enterprise income tax of 15% and 25% respectively on the taxable profits for the years/period ended.

	For the nine months	For the years ended
	ended September 30,	December 31,
	2010	2009	2008

Taxation in the statements
of operation represents:

Current tax:
PRC income tax	$1,188,647	$693,820	$517,979

The income tax expenses for the nine months period ended September 30, 2010 and the years ended December 31, 2009 and 2008 can be reconciled to the income before income taxes in the statement of operations and other comprehensive income as follows:

	For the nine months	For the years ended
	ended September 30,	December 31,
	2010	2009	2008

Income before income taxes	$9,115,014	$5,341,925	$2,574,450

Notional tax on income before PRC income taxes at 25%	$2,278,754	$1,335,481	$643,613
Tax effect on income not subject to taxation	-	(183,172)	-
Tax concession	(1,148,162)	(455,939)	(139,483)
Tax effect on temporary differences not recognized	58,056	(2,550)	-
Tax effect on tax losses not recognized	-	-	13,849

Income tax expenses	$1,188,647	$693,820	$517,979

VICTOR SCORE LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

17.	Income tax expense (……/Cont’d)

On December 15, 2008, TOFA was registered as the High and New Technology Enterprise. According to the PRC Law on Enterprise Income Tax promulgated on March 16, 2007, TOFA is entitled to a concessionary rate of income tax at 15% over 3 years, beginning on January 1, 2008. Accordingly, TOFA is subject to an income tax rate of 15% in 2008, 2009 and 2010.

18.	Concentrations of risks

The Company is subject to the concentration risk in respect of its operations as all of assets of the Company are located the PRC.

19.	Related party transactions

The Company had entered into the following significant related party transactions with the following related Company during the nine months ended September 30, 2010 and during the years ended December 31, 2009 and 2008:

	For the nine months	For the years ended
	ended September 30,	December 31,
	2010	2009	2008

Sales of finished goods:
Shanghai Higher Metal Material Co., Ltd.	$-	$-	$618,321
Shenzhen Tofa Complex Metal Material Co., Ltd.	1,519,025	3,275,463	2,793,838
Dalian TToff Metal Material Co., Ltd.	-	505,515	1,234,044

Purchase of raw materials:
Shenzhen Tofa Complex Metal Material Co., Ltd.	1,352,244	-	-

20.	Subsequent events

On January 28, 2011, Mr. ZHENG Chuan-Tao, the controlling owner of the Company, in a series of privately negotiated transactions, transferred an aggregate of 30,046.31 equity shares in the Company to 35 shareholders including Messrs. WANG Yu Kai, LIU Pi Jia and LI Zong Li, who are several of the owners and management of TOFA and TETD.  These transfers were originally contemplated in connection with certain oral agreements made in June 2009 between Mr. ZHENG and each of the new shareholders.

In March 2011, Summit Growth Corporation. (“SGC”), a company incorporated in Cayman Island, entered into a Share Exchange Agreement with the Victor Score, and the shareholders of the Victor Score (the “Shareholders”).  Pursuant to the terms of the Exchange Agreement, the Shareholders agreed to transfer all of the issued and outstanding shares of common stock in the Company to the SGC in exchange for the issuance of an aggregate of 53,754,300 shares of the SGC’s common stock to the Shareholders, thereby causing Victor Score and its wholly-owned subsidiaries, AWHL and XNMT to become wholly-owned subsidiaries of the SGC and TOFA and TETD to become operating affiliates of SGC through a series of contractual agreements made with XNMT.

VICTOR SCORE LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

20.	Subsequent events (……/Cont’d)

The Share Exchange is being accounted for as a “reverse merger,” since the stockholders of Victor Score own a majority of the outstanding shares of the SGC’s common stock immediately following the Share Exchange.  Victor Score is deemed to be the accounting acquirer in the reverse merger.

As a result of the Share Exchange, SGC is now engaged in the business of manufacturing and trading of copper coated aluminium wire and its related products, and in the business of manufacturing of wiring equipment and leasing copper coated aluminium wire technology. in the PRC.  All business operations of SGC are conducted through the VIE contractual agreement between XNMT, TOFA and TETD. We are able to exert effective control over TOFA and TETD and to receive 100% of the net profits derived from the business operations of TOFA and TETD.

Upon closing of the Share Exchange Agreement, all former directors and officers will be resigned and be replaced by persons designated by Victor Score. Mr. Zheng Chuan-Tao was appointed as director of SGC. Mr. Zheng Chuan-Tao was appointed as Chief Executive Officer and President. Mr. Anthony Zhang was appointed as Chief Financial Officer and Secretary.